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                                  EXHIBIT 2(B)



                 FORT BROOKE BANK NON-QUALIFIED STOCK OPTION PLAN AND FORM OF STOCK OPTION GRANT AND AGREEMENT.
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                                FORT BROOKE BANK

                        NON-QUALIFIED STOCK OPTION PLAN


1.       Purpose

It is the belief of the Board of Directors of FORT BROOKE BANK, a Florida corporation with administrative offices located at 510 Vonderburg Drive, Brandon, Florida 33511 (the "Company"), that the Company should seek to attract and retain persons of special abilities as employees, thereby materially enhancing the Company's prospects for stable and rapid economic growth; and that such persons should be afforded the opportunity to acquire shares of its single class of authorized common capital stock at a price which the Company expects to be below the fair market value of such shares on a permissible future exercise date. By providing this opportunity through the adoption of a Non-Qualified Stock Option Plan (the "Plan"), the Company is attempting to give appropriate recognition of superior performance to individuals which have held and will hold a substantive and continuing responsibility for the Company's growth.

2.       Administration

         (a)      In General

The plan shall be administered by a committee (the "Committee"), consisting of certain members of the Board of Directors (the "Board"), designated by the full Board. Initially, the members of the Committee shall be Richard H. Eatman, Thomas H. Miller, Melvin R. Belisle, A.D. McKinnon and William F. Poe. Each member of the Committee shall serve at the pleasure of the Board and may be removed from the Committee by the Board at any time, with or without cause or notice. Upon the death, resignation or removal of any member of the Committee, the Board shall choose a successor to such member.

         (b)     Procedural Guidelines

The Committee shall act by agreement of a majority of its entire membership, either by vote taken at a duly convened meeting (which may include a meeting conducted by way of conference telephone call) or by written direction executed by all members of the Committee. In the event of a deadlock or other occurrence which prevents agreement by a majority of the Committee members, the unresolved matter shall be decided by action of the Board.

         (c)     Powers and Duties

The Committee shall have the power and duty to do all things necessary or convenient to
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effect the intent and purpose of the Plan not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and not in limitation but amplification of the foregoing, shall have the power and/or obligation to:

                 (1) provide rules and regulations for the administration of the Plan and the conduct of the Committee's affairs, and from time to time, as appropriate, to amend or supplement such rules and regulations;

                 (2) correct any defect, supply any omission or reconcile any inconsistency in the Plan of a procedural nature in such manner and to such extent as it shall deem advisable to maintain the Plan in the manner intended; but it shall have no power to add to, subtract from or modify any of the substantive terms of the Plan;

                 (3) appoint or employ such advisors, agents or representatives as it shall reasonably deem advisable in connection with its proper administration of the Plan, and to rely upon their written opinions, certificates or advice.

         (d)     Compensation and Expenses

No committee member shall receive special compensation as a result of the rendition of services hereunder, but each shall be entitled to reimbursement from the Company for all reasonable expenses actually incurred in administering the Plan, as long as the same are substantiated in such manner as the Board may require.

3.       Eligibility

The only persons eligible to receive options under the Plan shall be individual employees (including officers) that have been designated by the Board of Directors by agreement of a majority of its entire membership, either by vote taken at a duly called meeting (which may include a meeting conducted by way of a telephone call) or by written action executed by all directors ("Eligible Employees").

4.       Shares Subject to Plan

The shares which shall be issued and delivered upon exercise of options being granted under the Plan to eligible Employees shall be shares of the Company's authorized but unissued or issued and reacquired common capital stock, $8.00 par value (the "Shares"). The maximum numbers of shares which may be issued upon exercise of options granted under the Plan shall initially be 69,381 but the Board of Directors shall be authorized to increase the number of Shares reserved for issuance under the Plan to the lesser of 100,000 or an amount equal to 20% of the Shares which shall be issued and outstanding at any time during the pendency of the Plan. If any option expires or terminates before being completely exercised, the Shares subject to the unexercised portion of such option may again be made subject to the terms of this Plan.
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Appropriate adjustments in the number of Shares available under the Plan and in the option price per Share shall be made by the Committee to give effect to adjustments made in the number of shares as the result of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change in the capital structure of the Company.
A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding option to terminate, provided that each optionholder shall have the right at a time designated by the Committee prior to such dissolution, liquidation, merger, or consolidation to fully exercise his or her option.

5.       Term and Conditions of Options

An individual option may be granted under the Plan for such number of Shares, up to 30,000 as may be determined by the Committee, which grant shall be subject to the following terms and conditions:

         (a)     Option Agreement

Each option granted shall be evidenced by a written option agreement between the Company and the Eligible Employee stating the number of Shares which may be purchased upon its exercise and containing such other terms as the Committee may approve.

         (b)     Date of Grant

The date on which an option grant is approved by the Committee shall be considered the date on which such option is granted (the "Date of Grant"), and such date shall be reflected in the option agreement.

         (c)     Option Price

Each option agreement shall state the purchase price of each Share which may be acquired upon exercise of the option. Such purchase price, as determined by the Committee, shall not be less than the greater of the Share's fair market value as of the date the option is granted, as determined by the Board of Directors, or its par value; however, if Shares are not publicly traded at the time of the grant, the book value of each Share may be substituted for its fair market value.

         (d)     Option Exercise

Subject to the provisions of Section 5(g) below, each option granted under the Plan shall be exercisable during the ten year period commencing as of the Date of Grant, provided that if the optionholder is terminated by the Company for cause, the option shall thereupon be void and of no further legal effect. For purposes of this paragraph, cause shall be defined as the optionholder's willful misconduct or gross negligence; conscious disregard of
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his obligations or duties reasonably assigned to him by the Company; his repeated conscious violation of any provision of the Company's by-laws or of its other stated policies, standards or regulations; the commission of any act involving moral turpitude; or a determination that he has demonstrated a dependence upon any addictive substance, including alcohol, controlled substances, narcotics or barbiturates.

         (e)     Mechanics of Exercise

An optionholder entitled to exercise any portion of an option granted to him or her under the Plan may exercise the same either in whole or in part at anytime by delivering written notice of exercise to the office of the Secretary of the Company or to such other location as may be designated by the Committee, specifying therein the number of Shares with respect to which the option is being exercised, which notice shall be accompanied by payment in full of the purchase price of the Shares being acquired. Payment must be made in the amount, form and manner set forth in the option agreement. No Shares shall be issued until full payment therefor has been made, and the granting of an option shall give the holder no rights as a shareholder except as to Shares actually issued and registered in his or her name.

         (f)     Expiration of Option

Each option granted under the Plan shall expire and all rights to purchase Shares thereunder shall cease ten years after the Date of Grant or on such prior date as may be fixed by the Committee and specified in the subject option agreement.

         (g)     Transferability and Termination of Option

Each option granted hereunder may be exercised only by the individual to whom it is issued and only during the period in which he is serving as an employee; provided that if such holder resigns, is terminated other than for a cause specified in paragraph 5(d) above or dies before fully exercising any portion of an option then exercisable, such option may thereafter only be exercised by the former employee or, in case of death such employee's legal representative(s), heir(s) or devisee(s), at any time within the six month period following his or her retirement, termination or death.

         (h)     Investment Purpose

Each option shall be granted on the express condition that the purchase of Shares upon an exercise thereof shall be made for investment purposes only and not with a view to their resale or further distribution unless such Shares, at the time of their issuance and delivery, are registered under the Securities Act of 1933, as amended (the "Act"), or, alternatively, at some time following such issuance their resale is determined by counsel for the Company to be exempt from the registration requirements of the Act and of any applicable law, regulation or ruling.
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6.       No Prior Right of Award

Nothing in this Plan shall be deemed to give any employee of the Company or such persons's legal representatives or assigns, or any other person or entity claiming under or through such person, any contract or other right to participate in the benefits of this Plan. Nothing in this Plan shall be construed as constituting a commitment, guarantee, agreement or understanding or any kind or nature that the company shall continue to employ, or continue any other relationship with, any individual (whether or not an optionholder) or entity. This Plan shall not affect in any way the right of the Company to terminate the employment of, or other relationship with, any individual whether or not an optionholder at any time and for any reason whatsoever. No change of an optionholder's duties as an officer or employee shall result in a modification of the terms of any rights of such optionholder under this Plan or any option agreement executed by such.

7.       Effective Date and Term of Plan

The effective date of the Plan shall be August 17, 1994, and it shall remain in existence for a period of ten years thereafter. No option may be granted hereunder subsequent to the expiration date of the Plan, but options then outstanding shall be exercisable in accordance with the terms hereof.

8.       Amendment or Termination of Plan

Except as otherwise provided herein, this Plan may be amended, in whole or in part, or terminated by the Board of Directors (in its sole discretion), but no such action shall (i) modify the option exercise price contained in the Plan,
(ii) increase the number or shares that may be delivered upon the exercise of options granted under the Plan above 100,000 shares (subject to the right of the Board of Directors to make adjustments to reflect changes in the capital structure of the Company), (iii) authorize any change inconsistent with Florida law, or (iv) adversely affect or alter any right or obligation with respect to any option agreement then in effect.
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                                FORT BROOKE BANK

                        NON-QUALIFIED STOCK OPTION PLAN

                        STOCK OPTION GRANT AND AGREEMENT



         This Stock Option Grant and Agreement is made by Fort Brooke Bank, a Florida corporation, with its administrative offices located at 510 Vonderburg Drive, Brandon Florida 33511 ( the "Company"), in favor of _____________________ whose current mailing address is set forth below (the
"Optionholder").

                             BACKGROUND INFORMATION

         By appropriate action of the Company's Board of Directors, the Company has adopted and placed into operation a Non-Qualified Stock Option Plan (the "Plan"), and 100,000 shares of the Company's authorized but unissued common stock, $ 8.00 par value (the "Shares"), have been reserved for issuance and sale upon the exercise of such options during the term of the Plan.

         Certain members of the Company's Board of Directors have been authorized to administer the Plan (the"Committee") and grant options to acquire such number of Shares to such employees or officers, as may be determined by the Company's Board of Directors.

         The Board of Directors has determined that the Optionholder should be granted an option to purchase certain shares of the Shares subject to the terms, conditions and limitations of the Plan, all of which are hereby incorporated into this option grant by specific references thereto and are made part hereof (a copy of the Plan being attached hereto as Exhibit "A").

         In consideration of the foregoing facts and of the covenants and conditions set forth below, it is agreed as follows:

                              OPERATIVE PROVISIONS

         1. Grant of Option. The company hereby grants to the Optionholder an option (the" Option") to purchase ____________ Shares (the "Option Shares").

         2. Purchase Price. The purchase price for each Option shall be $___________ per share ("the Option Price") and shall be paid in cash.

         3. Data of Grant. The date of Grant with respect to this Option is ___________
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(the "Date of Grant").

         4. Exercise Period. The Option shall be exercisable solely by the Optionholder during the period commencing ________________ and ending on the earliest of (i) the date that all of the Shares subject to this Option are purchased pursuant to this Agreement, or subject to this Option are purchased pursuant to this Agreement, or (ii) the date the Optionholder's employment is terminated for cause, as such term is defined in the Plan; provided that if the Optionholder shall die before fully exercising any portion of the Option, such Option may be exercised by the Optionholder's legal representative(s), heir(s) or devisee(s) at any time within the next six month period following the Optionholder's death, but only as to the Option Shares subject to exercise by the Optionholder at the time of death.

         5. Modification of Capital Structure. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause the Option to terminate unless the Option shall instead be converted into an option to acquire a commensurate number of shares of the authorized capital stock of the entity into which the company is merged or consolidated. If such termination is to be effective, the Optionholder shall have the right at a time designated by the Committee prior to such dissolution liquidation, merger, or consolidation to fully exercise his Option to purchase the Option Shares.

         6. Notice of Exercise. The Option may be exercised by the Optionholder as to those Shares then eligible for purchase by his delivery of written notice of exercise to the office of the Secretary of the Company or to such other location as may be designated by the Committee, specifying therein the number of eligible Option Shares with respect to which the Option is being exercised. Such notice shall be accompanied by payment in full of the purchase price of the Option Shares being acquired.

         7. Tax Withholding. As a condition to the issuance of this Option, the Optionholder authorizes the Company to withhold, in accordance with applicable law from any cash compensation payable to him, any taxes which the company believes it is required to withhold under federal, state or local laws (the Taxes), as a result of his exercise of this Option. In the alternative, the Company may require the Optionholder to remit the taxes to the Company at the time of exercise of this Option.

         8. Purchase for Investment. This Option is granted under the express condition that the purchase of Option Shares upon an exercise hereof shall be made by the Optionholder for investment purposes only and not with a view to their resale or further distribution unless such Shares, at the time of their issuance and delivery, are registered under the Securities Act of 1933, as amended (the "Act"), or, alternatively, at some time following such issuance their resale is determined by counsel for the Company to be exempt from the registration requirements of the Act and of any other applicable state law, regulation or ruling. The Optionholder, by his execution of this Agreement, expressly
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agrees to such condition.

         9. Issuance of Certificates. Upon the exercise of the Option or as soon thereafter as is practicable, the Company shall issue and deliver to Optionholder a certificate or certificates evidencing such Shares. Such certificate or certificates shall be registered in the name of Optionholder and shall bear an appropriate investment legend requiring by any Federal or state securities law, rule or regulation and, if applicable, a legend referring to the restrictions provided hereunder and under the Plan and any legend requiring by the Florida General Corporation Act. Upon the exercise of the Option and the issuance and delivery of such certificate or certificates, Optionholder shall have all rights of a stockholder with respect to such Shares and to receive all dividends or other distributions paid or made with respect thereto; provided, however, that such Shares shall be subject to the restrictions hereunder and in the Plan.

         10. No Rights Prior to Exercise. Optionholder shall have no equity interest in the Company or any voting, dividend, liquidation or dissolution rights with respect to any capital stock of the Company solely by reason of the Option or having executed this Agreement. Furthermore, prior to the exercise of all or a portion of the Option and the issuance and delivery of a certificate or certificates evidencing the Shares purchased pursuant to the exercise of all or a portion of such Option, Optionholder shall have no interest in, or any voting, dividend, liquidation or dissolution rights with respect to the Shares, except to the extent that Optionholder has exercised all or a portion of such Option and has been issued and received delivery of a certificate or certificates evidencing the Shares purchased pursuant to such exercise.

         11. Representations Correct. The Optionholder represents that he is acquiring the Shares to be purchased for private investment and with no present intention of reselling or distributing any part thereof; and that each of the additional understandings, representations and warranties contained in the Notice of Exercise, in the form attaching hereto as Exhibit "B", to be executed by the Optionholder, is presently and will be at the time of such execution and delivery accurate and complete.

         12. No Other Agreements. The Optionholder acknowledges that this Option does not entitle him to employment by the Company, to receive dividends or other distributions on his shareholdings, except as may be approved from time to time by the Company's Board of Directors in their sole discretion.

         13. Conflicting Terms. If any conflict develops between the terms of this Option Grant and the Plan, the Plan shall always control.

         14.     Miscellaneous Provisions.

         a. Notices: All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly
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given or made if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram to the applicable address set forth in the preamble hereto, or to such other address as any such party may have designated by like notice forwarded to the other party hereto. All notices, except notices of change of address, shall be deemed given when mailed or hand delivered and notices of change of address shall be deemed given when received.

         b. Binding Agreements; Assignability: Each of the provisions and agreements herein contained shall be binding upon and endure to the benefit of the respective parties hereto, as well as their personal representatives, heirs, devisees, successors and assigns.

         c. Entire Agreement: This Agreement, and any other document referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.

         d. Severability: Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

         e. Headings: The headings of this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

         f. Application of Florida Law: This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida. Venue for all purposes shall be deemed to lie within Hillsborough County, Florida.

         g. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         h. Legal Fees and Costs: If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party(ies).
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IN WITNESS WHEREOF, the Committee has caused this Stock Option Grant and
Agreement to be executed by an appropriate officer of the Company.

                                        FORT BROOKE BANK


                                        By:
                                           -------------------------------------
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         IN WITNESS WHEREOF, the Optionholder has executed this Stock Option
Grant and Agreement to acknowledge and confirm his agreement and acceptance of the terms hereof.



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                                                  (current mailing address)